UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2006

NAPSTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32373	77-0551214
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9044 Melrose Avenue Los Angeles, California		90069
(Address of Principal Executive Offices)		(Zip Code)

(310) 281-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2006, Napster, Inc. issued a press release containing information about Napster's results of operations, subscriber levels and cash balances for the second fiscal quarter and for the period ended September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 5.02	Compensatory Arrangements of Certain Officers.

On November 8, 2006, Napster, Inc. (the “Company”) entered into a letter agreement with each of Nand Gangwani, the Company’s Vice President and Chief Financial Officer, and Bradford D. Duea, President of the Company (the “Amendments”), amending Mr. Gangwani’s and Mr. Duea’s existing employment agreement, each dated January 29, 2004 (the “Employment Agreements”). A copy of each Amendment is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The existing Employment Agreements provide for certain severance payments to be made for a period of six months in the event that the executive’s employment is terminated by the Company without cause (as defined in the applicable Employment Agreement) or by the executive for good reason (as defined in the applicable Employment Agreement). The Amendments amend the Employment Agreements to extend the severance period from six months to 12 months in the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason upon or at any time following a change in control (as defined in the Amendments) of the Company. All other provisions of the Employment Agreements remain in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement, dated November 8, 2006, between Napster, Inc. and Nand Gangwani.

10.2	Letter Agreement, dated November 8, 2006, between Napster, Inc. and Bradford D. Duea.

99.1	Press Release dated November 8, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAPSTER, INC.
(Registrant)

		By:	/S/ WILLIAM E. GROWNEY, JR.
Date:	November 8, 2006		William E. Growney, Jr.
Secretary

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